Exhibit 1.1

Execution Version

GasLog Partners LP

8.200% Series B Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units Representing Limited Partner Interests in the Partnership

Underwriting Agreement

January 9, 2018

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representatives of the several Underwriters
named in Schedule I hereto,

Ladies and Gentlemen:

GasLog Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), has filed a registration statement with the Securities and Exchange Commission (the “Commission”) under which the Partnership may from time to time, issue and sell up to an aggregate of $750,000,000 of the Partnership’s common units representing limited partner interests in the Partnership (the “Common Units”), other classes of units representing limited partner interests in the Partnership (the “Other Units”), debt securities of the Partnership (the “Debt Securities”), warrants to purchase Common Units, 8.625% Series A Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units representing limited partner interests in the Partnership (the “Series A Preference Units”), Other Units or other rights (“Warrants”), rights to purchase Common Units and Other Units (the “Rights”), and any combination of Common Units, Other Units, Debt Securities, Series A Preference Units, Warrants and Rights.

The Partnership proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 4,000,000 of the Partnership’s 8.200% Series B Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units (the “Offered Securities”), each representing limited partnership interests in the Partnership (the “Series B Preference Units”), to the underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”).  At the election of the Underwriters, the Underwriters may purchase up to an additional 600,000 Series B Preference Units in the Partnership (the “Option Securities”, and together with the Offered Securities, the “Securities”).

GasLog Partners GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), serves as the sole general partner of the Partnership.  GasLog Partners Holdings LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “Operating Company”), is a wholly owned direct subsidiary of the Partnership.  The entities set forth under the caption “Owning Entity” on Schedule IV are direct subsidiaries of the Operating Company and are referred to herein collectively as the “Operating Subsidiaries”.

The agreements listed in Schedule VIII hereto are collectively referred to as the “Operative Agreements”.

The General Partner, the Partnership and the Operating Company are hereinafter referred to collectively as the “Partnership Parties” and, together with the Operating Subsidiaries, the “Partnership Entities”.  GasLog Ltd. is hereinafter referred to as “GasLog”.

This is to confirm the agreement between the Partnership Parties and each of the Underwriters concerning the purchase of the Securities from the Partnership by the Underwriters.

1.  The Partnership Parties represent and warrant to, and agree with each of the Underwriters that:

(a) A registration statement on Form F-3 (File No. 333-220736), including a prospectus (hereinafter referred to as the “Base Prospectus”) in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof; the Base Prospectus and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form.  Such registration statement, as amended, entered into in connection with a specific offering of the Securities and including any documents incorporated by reference therein, including exhibits (other than any Form T-1) and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act and deemed part of such registration statement pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”.  The Partnership meets the requirements of the U.S. Securities Act of 1933, as amended, (the “Act”) for the use of the Form F-3.  No stop order suspending the effectiveness of the Registration Statement, any part thereof or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  The preliminary prospectus supplement which describes the Securities and the offering thereof and is used prior to filing the Final Prospectus (defined below) is hereinafter called a “Preliminary Prospectus”.  The Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof), together with the information set forth on Schedule II hereto, is hereinafter called the “Pricing Prospectus”.  Such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Final Prospectus”.  Any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus

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or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Final Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  Any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 2:30 p.m. New York City time on the date of this Agreement.  The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Final Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time and as of any Time of Delivery, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(d) The Registration Statement conforms, and the Final Prospectus and any further amendments or supplements to the Registration Statement and the Final Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Final Prospectus and any amendment or supplement thereto and as of any Time of Delivery, contain an untrue

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statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(e) From the time of the initial filing of the Registration Statement with the Commission through the Applicable Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”);

(f) Each of the Partnership Parties (i) has not alone engaged in any Testing the Waters Communication and (ii) has not authorized anyone to engage in Testing the Waters Communications.  None of the Partnership Parties have distributed or approved for distribution any Written Testing the Waters Communications.  “Testing the Waters Communication” shall mean any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.  “Written Testing the Waters Communication” means any Testing the Waters Communication that is a written communication within the meaning of rule 405 under the Act;

(g) None of the Partnership Entities has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or any change in the share capital or long-term debt of the Partnership Entities, otherwise than as set forth or contemplated in the Pricing Prospectus;

(h) None of the Partnership Entities owns an interest in any material real property.  Each of them has good and marketable title to all personal property owned by them which is material to the business of the Partnership Entities, including the vessels listed on Schedule IV hereto (collectively, the “Vessels”), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus, including those arising under credit facilities, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property taken as a whole by the Partnership Entities; and any real property and buildings occupied by the Partnership Entities are occupied by them under valid, subsisting and enforceable contractual arrangements with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Partnership Entities, otherwise than as set forth or contemplated in the Pricing Prospectus;

(i) Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company, corporation or other entity, as

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applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation, with all limited partnership, limited liability company, corporate or other entity power and authority, as applicable, to enter into and perform its obligations under the Operative Agreements to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased at the First Time of Delivery and any other Time of Delivery (as such terms are defined herein) and to conduct its business as currently conducted or as to be conducted at the First Time of Delivery and any other Time of Delivery, in each case as described in the Pricing Prospectus, except where the failure to be so qualified or in good standing and to have such power or authority would not, individually or in the aggregate, result in a Material Adverse Effect.  Each of the Partnership Entities is, and at the First Time of Delivery and any other Time of Delivery will be (i) duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, and (ii) is in good standing under the laws of each jurisdictions that requires, and at the First Time of Delivery and any other Time of Delivery will require, such qualification or registration except to the extent that a lack of such qualification would not, individually or in the aggregate, have a Material Adverse Effect or would subject the limited partners of the Partnership to any material liability or disability;

(j) The General Partner has, and at the First Time of Delivery and any other Time of Delivery thereafter will have, full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Pricing Prospectus;

(k) As of the date hereof, GasLog owns, and at the First Time of Delivery will own, the number of Common Units as set forth in the Pricing Prospectus (the “Sponsor Units”).  The Sponsor Units, and the limited partner interests represented thereby, have been duly authorized for issuance and sale and are validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended and restated at or prior to the First Time of Delivery, the “Partnership Agreement”) and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of The Republic of The Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)); and GasLog owns the Sponsor Units free and clear of all liens, encumbrances, security interests, charges, equities or other claims (“Liens”);

(l) As of the date hereof GasLog owns, and at the First Time of Delivery will own, 100% of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); the Incentive Distribution Rights have been duly authorized for issuance and sale, are validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act); and GasLog owns the Incentive Distribution Rights free and clear of all Liens;

(m) As of the date hereof the General Partner owns, and at the First Time of Delivery will own, the general partner units, representing a 2% general partner interest in the Partnership (the “General Partner Interest”).  The General Partner Interest has been duly authorized for issuance and sale, is validly issued in accordance with the Partnership Agreement and is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such

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nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act); and the General Partner owns the General Partner Interest free and clear of all Liens;

(n) As of the date hereof GasLog directly owns, and at the First Time of Delivery will own, 100% of the limited liability company interest in the General Partner, such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended and restated at or prior to the First Time of Delivery, the “General Partner LLC Agreement”) and is fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of The Republic of The Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”)); and GasLog owns such limited liability company interest free and clear of all Liens;

(o) As of the date hereof the Partnership directly owns, and at the First Time of Delivery will directly own, 100% of the limited liability company interest in the Operating Company; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended and restated at or prior to the First Time of Delivery, the “Operating Company LLC Agreement”) and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens;

(p) As of the date hereof the Operating Company owns, and at the First Time of Delivery will directly own, 100% of the equity interests in each of the Operating Subsidiaries listed on Schedule IV hereto; such equity interests have been duly authorized and validly issued in accordance with the respective bye-laws of each Operating Subsidiary (as the same may be amended or restated at or prior to the First Time of Delivery, the “Operating Subsidiaries Organizational Documents” and together with the Partnership Agreement, the General Partner LLC Agreement and the Operating Company LLC Agreement, the “Partnership Entities Organizational Agreements”) and are fully paid (to the extent required under the Operating Subsidiaries Organizational Documents) and non-assessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary and the Operating Subsidiaries Organizational Documents); and the Operating Company owns each of such equity interests free and clear of all Liens;

(q) Except as described in Sections 1(m), 1(o) and 1(p) herein, none of the Partnership Entities owns, or, at the First Time of Delivery or any other Time of Delivery, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity;

(r) At the First Time of Delivery, assuming no exercise of the option provided in Section 2, the issued and outstanding limited partner interests of the Partnership will consist of the number of Common Units, Series A Preference Units, and the Incentive Distribution Rights as set forth under the caption “Cash and Capitalization”  in the Pricing Prospectus;

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(s) The Securities to be sold by the Partnership pursuant to this Agreement, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters in accordance with this Agreement and the Partnership Agreement, and when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 30, 41, 51 and 60 of the Marshall Islands LP Act), will conform in all material respects to the information in the Pricing Prospectus and to the description of such Securities contained in the Final Prospectus; the unitholders of the Partnership do not and will not have preemptive rights with respect to the Series B Preference Units; and none of the outstanding Series B Preference Units of the Partnership have been issued in violation of any preemptive or similar rights of any security holder;

(t) The issue and sale of the Securities and the execution, delivery and performance of the terms of the Operative Agreements by the Partnership Entities party thereto, and the consummation of the transactions by the Partnership Entities, as applicable, set forth herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or require the consent of any person, or constitute a default or Debt Repayment Triggering Event (as defined below), or result in the imposition of any lien, charge or encumbrance on any property of the Partnership Entities, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, including the instruments listed on Schedule IX (the “Specified Agreements”), or give any person the right to terminate any agreement or contract to which any Partnership Entity is a party or by which any Partnership Entity is bound or to which any of the property or assets of the Partnership Entities is subject; and (ii) will not result in any violation of (A) any of the Partnership Entities Organizational Agreements or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties or assets, except in the case of clause (i), for any conflict, breach, or violation that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Partnership Entities of the transactions contemplated by this Agreement, except the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and such other consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any loan, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to accelerate the due date of any payment of, or to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership Entities (for the avoidance of doubt, Debt Repayment Triggering Event excludes any put right that is not triggered by the occurrence of an extraordinary event);

(u) At the First Time of Delivery, each of the Operative Agreements, the Partnership Entities Organizational Agreements and the other instruments listed on Schedule VII (the “Covered Agreements”) hereto, as applicable, has been duly authorized, executed and delivered

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by the Partnership Entities party thereto, and each such agreement is a valid and legally binding agreement of each such Partnership Entity, enforceable against such party in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.  The Operative Agreements, the Partnership Entities Organizational Agreements and the Covered Agreements referenced above are herein collectively referred to as the “Operative Documents”;

(v) [Reserved].

(w) None of the Partnership Entities is (i) in violation of its respective organizational or governing documents, (ii) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any competent court, regulatory body, administrative agency, governmental body, arbitrator or other authority or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in each case covered by clauses (ii) and (iii) such as would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby;

(x) None of the Partnership Entities is currently prohibited, directly or indirectly, from paying any cash distributions to any other Partnership Entity, from making any other distribution on such entity’s equity securities, or from transferring any of such entity’s property or assets to any other Partnership Entity, except as described in the Pricing Prospectus;

(y) There are no contracts, agreements or understandings between the Partnership Parties and any person that would give rise to a valid claim against the Partnership or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities;

(z) The statements set forth or incorporated by reference in the Pricing Prospectus and Final Prospectus under the captions “Description of the Series B Preference Units”, “Summary of Our Partnership Agreement”, “Material U.S. Federal Income Tax Considerations”, and “Non-United States Tax Considerations”, insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown;

(aa) There are no business relationships or related-party transactions involving the Partnership Entities or any other person required to be described in the Registration Statement, Pricing Prospectus and Final Prospectus which have not been described as required or through incorporation by reference therein;

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(bb) Any statistical and market-related data included in the Pricing Prospectus and Final Prospectus are based on or derived from sources that the Partnership Parties reasonably believe to be reliable and accurate, and the Partnership Parties have obtained the written consent for the use of such data from such sources to the extent required;

(cc) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Pricing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(dd) There are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property of the Partnership Entities is the subject or, to the Partnership Parties’ knowledge, after due inquiry, to which any of the Partnership Entities’ directors or executive officers is a party, which, if determined adversely to any such entity, would individually or in the aggregate have a Material Adverse Effect; and, to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(ee) Other than as set forth in the Pricing Prospectus, (A)(i) to the Partnership Parties’ knowledge, after due inquiry, none of the Partnership Entities is in violation of any applicable United States federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any competent domestic or foreign governmental agency, governmental body or court applicable to them, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) none of the Partnership Entities owns, operates or leases any real property contaminated with Hazardous Substances, (iii) none of the Partnership Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) none of the Partnership Entities is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) none of the Partnership Entities is a party to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Partnership Entities have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) — (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the Partnership Parties’ knowledge, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim against the Partnership Entities pursuant to any Environmental Law that would have a Material Adverse Effect; and (C) to the Partnership Parties’ knowledge, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect.  For purposes of this subsection, “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold and (y) any other chemical, material or substance

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defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws;

(ff) Other than as set forth in the Pricing Prospectus, the Partnership Parties have reasonably concluded that none of the Partnership Entities has incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(gg) Other than as set forth in the Pricing Prospectus, the Partnership Entities possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities as necessary for the Partnership Entities to conduct their respective businesses as currently conducted, except as would not individually or in the aggregate have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(hh) The Partnership Entities own or possess, or hold a right or license to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Partnership Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(ii) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Partnership Parties exists or, to the Partnership Parties’ knowledge, is threatened or contemplated;

(jj) The Partnership Entities and the Vessels are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(kk) None of the Partnership Entities has any off-balance sheet arrangements, except as described in the Registration Statement, the Pricing Prospectus and the Final Prospectus;

(ll) (A) None of the Partnership Entities or, to the Partnership Parties’ knowledge, any of their respective directors, executive officers, affiliates, employees or agents or other persons associated with or acting on behalf of the Partnership Entities:  (i) knowingly does any business

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with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) (collectively, “Sanctions”); or (ii) knowingly supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) none of the Partnership Parties is controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Securities contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (D) the Partnership Parties maintain and have implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Securities contemplated hereby that is inconsistent with any of the representations and obligations under clause (C) of this paragraph or in the Registration Statement, Pricing Prospectus or Final Prospectus;

(mm) None of the Partnership Entities or, to the Partnership Parties’ knowledge, any of their respective directors, executive officers, affiliates, employees or agents or other persons associated with or acting on behalf of the Partnership Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable law; and the Partnership Entities and, to the knowledge of the Partnership Parties, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(nn) The operations of the Partnership Entities, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including to the extent applicable those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the Partnership Parties’ knowledge, threatened;

(oo) As of the effective date of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, the officers and directors of the Partnership, in their

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capacities as such, were, and at the First Time of Delivery will be, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are then in effect and with which any of them is required to comply, including Section 402 related to loans;

(pp) There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of The Marshall Islands;

(qq) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Partnership Parties and any person granting such person the right to require any of the Partnership Parties to file a registration statement under the Act with respect to any securities of the Partnership Entities or to require the Partnership Parties to include such securities with the securities registered pursuant to the Registration Statement;

(rr) The Partnership shall use commercially reasonable efforts to effect the admission, listing and trading of the Series B Preference Units on the New York Stock Exchange (the “Exchange”), within 30 days of the of the First Time of Delivery;

(ss) The Partnership Parties have taken all necessary actions to comply with all applicable corporate governance requirements of the Exchange that are, or will be, applicable to the Partnership, except for such requirements that have been waived and disclosed in the Pricing Prospectus;

(tt) Except as described in the Pricing Prospectus, the Partnership has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(uu) None of the Partnership Entities has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities;

(vv) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading in the rating of any debt securities of the Partnership Parties by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Partnership Parties;

(ww) The Partnership is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xx) At the time of filing the Registration Statement and as of the Applicable Time, the Partnership was not and is not an “ineligible issuer”, as defined under Rule 405 under the Act;

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(yy) As described in the Registration Statement and subject to the limitations and restrictions described therein, the Partnership Parties believe that the Partnership should not be a “passive foreign investment company” as defined in the Internal Revenue Code of 1986, as amended;

(zz) The Partnership is a “foreign private issuer” as defined in Rule 405 under the Act;

(aaa) Except as described in the Pricing Prospectus, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and the Partnership Entities and, to the Partnership Parties’ knowledge, there are no affiliations or associations between (a) any member of FINRA and (b) any member of the Partnership’s officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission;

(bbb) Deloitte LLP, who have certified certain financial statements included or incorporated by reference in the Registration Statement, Pricing Prospectus and Final Prospectus, are independent public accountants with respect to the Partnership Entities as required by the Act and the rules and regulations of the Commission thereunder;

(ccc) The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with international financial reporting standards as adopted by the International Accounting Standards Board (“IFRS”) and such system will comply in all material respects with the requirements of the Exchange Act when so required.  Except as set forth in the Pricing Prospectus, the Partnership’s internal control over financial reporting is effective, and the Partnership is not aware of any material weaknesses in its internal control over financial reporting;

(ddd) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting (each an “Internal Control Event”);

(eee) The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and its subsidiaries is made known to the Partnership’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(fff) The financial statements of the Partnership included or incorporated by reference in the Pricing Prospectus, together with the related notes thereto, present fairly in all material respects the combined financial position of the Partnership as of the date shown, and such financial statements have been prepared in conformity with IFRS, applied on a consistent basis

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throughout the periods involved; and the schedules included in the Pricing Prospectus, if any, present fairly the information required to be stated therein.  The selected financial data and the summary financial information included or incorporated by reference in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Pricing Prospectus.  Any pro forma financial information included or incorporated by reference in the Pricing Prospectus comply as to form with the applicable accounting requirements of Regulation S-X under the Act and includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma balance sheet included in the Pricing Prospectus.  All disclosures contained in the Preliminary Prospectus, Pricing Prospectus and Final Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable;

(ggg) Neither the Partnership’s independent auditors nor any internal auditor has recommended that the Partnership’s board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Partnership’s disclosure with respect to, any of the Partnership’s material accounting policies; (ii) any matter which could result in a restatement of the Partnership’s audited balance sheet included in the Registration Statement; or (iii) any Internal Control Event;

(hhh) The Vessels are owned directly by the respective Operating Subsidiary listed on Schedule IV hereto; each of the Vessels has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule IV in the sole ownership of the subsidiary set forth opposite its name on Schedule IV, and no other action is necessary to establish and perfect such entity’s title to and interest in such Vessel as against any charterer or other third party; each such subsidiary has good title to the applicable Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those mortgages, pledges, liens, security interests and claims arising under credit facilities, each as disclosed in the Registration Statement, the Pricing Prospectus and the Final Prospectus, and any other encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect;

(iii) Each Vessel is operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) in the jurisdictions in which the Partnership and its subsidiaries operate or where such vessel is

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operated, in each case as in effect on the date hereof, except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.  The Partnership Entities are qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect;

(jjj) None of the Partnership Parties is entitled to any immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties under the laws of the United States or their jurisdiction of formation or incorporation; and

(kkk) The Partnership Entities have filed all United States federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); except as set forth in the Pricing Prospectus, the Partnership Entities have paid all taxes (including any assessments, fines or penalties that are currently owed and due) required to be paid by them and that are currently owed and due, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect; and no capital gains, income, withholding or other taxes or stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters in connection with the sale and delivery by the Partnership of the Securities to or for the accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

2.  Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Partnership, the number of Offered Securities set forth opposite the name of such Underwriters on Schedule I hereto at a purchase price of (i) $25.00 per Series B Preference Unit (the “Other Offered Securities”) sold by the Underwriters to Blenheim Holdings Ltd. and certain other directors and officers of the Partnership, and (ii) $24.2125 per Series B Preference Unit for all other Offered Securities, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Securities as provided below, the Partnership agrees, to issue and sell to each of the Underwriters, and each of the Underwriters agrees to purchase from the Partnership, at the purchase price per Series B Preference Unit set forth in clause (a)(ii) of this Section 2, that portion of the number of Option Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional Series B Preference Units) determined by multiplying such number of Option Securities by a fraction, the numerator of which is the maximum number of Option Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Option Securities that all of the Underwriters are entitled to purchase hereunder. With respect to the Other Offered Securities, each Underwriter agrees, severally and not jointly, to purchase the number of Other Offered Securities (to be adjusted by the Representatives so as to eliminate fractional Series B Preference Units) determined by multiplying such number of Other Offered

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Securities by a fraction, the numerator of which is the maximum number of Offered Securities set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the total number of Offered Securities.

The Partnership, as and to the extent indicated in Schedule I hereto, hereby grants severally and not jointly to the Underwriters the right to purchase at their election up to 600,000 Option Securities, at the purchase price per Series B Preference Unit set forth in the paragraph above; provided, that the purchase price per Option Security shall be reduced by an amount per Option Security equal to any dividends or distributions declared by the Partnership and payable on the Offered Securities but not payable on the Option Securities.  Any such election to purchase Option Securities may be exercised only by written notice from the Representatives to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Securities to be purchased and the business day on which such Option Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.  [Reserved.]

4.  (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Partnership shall be delivered by or on behalf of the Partnership to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to the Representatives at least forty-eight hours in advance.  The time and date of such delivery and payment shall be, with respect to the Offered Securities, 9:00 a.m., New York City time, on January 17, 2018 or such other time and date as the Representatives and the Partnership may agree upon in writing, and with respect to the Option Securities, on the date specified by the Representatives in the written notice given by the Representatives’ election to purchase such Option Securities, or such other time and date as the Representatives and the Partnership may agree upon in writing.  Such time and date for delivery of the Offered Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Option Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York  10019 (the “Closing Location”).  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday

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and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.  The Partnership Parties agree with each of the Underwriters:

(a) To prepare the Final Prospectus in a form approved by the Representatives and to file such Final Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Final Prospectus prior to the last Time of Delivery, which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Final Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Final Prospectus or Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Partnership shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation for doing business in any jurisdiction if it is not otherwise so subject;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Representatives with written and electronic copies of the Final Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required, at any time prior to the expiration of nine months after the time of issue of the Final Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the

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Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon the request of the Representatives to file such document or to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; and in case each Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Final Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Final Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Final Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Partnership that are substantially similar to the Securities (excluding, for avoidance of doubt, Common Units) including but not limited to any options to purchase any Securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise (other than (x) the Securities to be sold hereunder, (y) securities offered or sold pursuant to employee stock option or other incentive compensation plans or employment arrangements existing on the date hereof as described in the Pricing Prospectus, or, provided such securities do not vest or become exercisable until after the Lock-Up Period, pursuant to incentive compensation plans or employment arrangements entered into in the ordinary course, or (z) the establishment of a trading plan pursuant to Rule 10b5-1 under the Act, for the transfer of Series B Preference Units, provided that such plan does not provide for the transfer of Series B Preference Units during the Lock-Up Period), without the prior written consent of the Representatives;

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(f) During the first 12 months following the last Time of Delivery, to furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, unitholders’ equity and cash flows of the Partnership and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail reviewed in accordance with SAS 100 by an independent registered public accounting firm; provided, however, that the Partnership may satisfy the requirements of this subsection by making any such reports, communications or information available on its website or by filing or furnishing such information with the Commission via EDGAR;

(g) During a period of three years from the date hereof, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to its unitholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed; provided, however, that the Partnership may satisfy the requirements of this subsection by making any such reports, communications or information available on its web site or by filing or furnishing such information with the Commission via EDGAR;

(h) The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof;

(i) To use the net proceeds received by the Partnership from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use its reasonable best efforts to list, subject to notice of issuance, the Securities on the Exchange;

(k) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(l) If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating

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the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.  (a) The Partnership represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Partnership and the Representatives is listed on Schedule III hereto.

(b) The Partnership has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein.

7.  The Partnership covenants and agrees with the several Underwriters that the Partnership will pay or cause to be paid the following:  (i) the reasonable fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among the Underwriters, this Agreement, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities (such expenses of counsel shall not exceed $25,000); (vi) the cost of preparing certificates, as applicable; (vii) the

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cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.  It is understood, however, that the Underwriters will pay, except as provided in this Section 7, and Sections 9 and 13 hereof, all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.  The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership Parties herein are, at and as of such Time of Delivery, true and correct, the condition that the Partnership Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cravath, Swaine & Moore LLP, U.S. counsel for the Partnership Parties, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I;

(d) Cozen O’Connor, special counsel on matters of Marshall Islands law for the Partnership Parties, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II;

(e) Conyers Dill & Pearman Limited, special Bermuda counsel for the Partnership Parties, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex III;

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(f) CMS Cameron McKenna Nabarro Olswang LLP, special English counsel for the Partnership Parties, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex IV;

(g) On the date hereof and at each Time of Delivery, Deloitte LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Pricing Prospectus and Final Prospectus, in form and substance satisfactory to the Representatives;

(h) (i) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital or long-term debt of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, unitholders’ or shareholders’ equity, as applicable, or results of operations of the Partnership Entities, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Final Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Partnership Parties’ debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership Parties’ debt securities or preferred stock;

(j) On or after the Applicable Time there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Global Select Stock Market; (ii) a suspension or material limitation in trading in the Partnership Parties’ securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the Republic of The Marshall Islands or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable

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to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Final Prospectus;

(k) The Securities to be sold by the Partnership at such Time of Delivery shall have been authorized for listing, subject to notice of issuance, on the Exchange;

(l) The Partnership shall have obtained and delivered to the Underwriters executed copies of an agreement substantially in form attached hereto as Schedule V from those individuals and entities listed on Schedule VI;

(m) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n) The Partnership shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Partnership satisfactory to the Representatives as to the accuracy of the representations and warranties of the Partnership herein at and as of such Time of Delivery, as to the performance by the Partnership of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (a) of this Section and as to such other matters as the Representatives may reasonably request.

9.  (a) The Partnership Parties will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership Parties by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Partnership Parties against any losses, claims, damages or liabilities to which the Partnership Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, or any amendment or

23

supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership Parties by such Underwriter through the Representatives expressly for use therein; and will reimburse the Partnership Parties for any legal or other expenses reasonably incurred by the Partnership Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the

24

relative fault of the Partnership Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Partnership Parties under this Section 9 shall be in addition to any liability which the Partnership Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, each broker-dealer affiliate of any Underwriter and each director, officer, employee and agent of any Underwriter or broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Partnership) and to each person, if any, who controls the Partnership within the meaning of the Act.

10.  [Reserved.]

11.  The respective indemnities, agreements, representations, warranties and other statements of the Partnership Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made

25

by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of the Partnership, and shall survive delivery of and payment for the Securities.

12.  If, for any reason, any Securities are not delivered by or on behalf of the Partnership as provided herein, the Partnership Parties will reimburse the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Partnership Parties shall then be under no further liability in respect of the Securities not so delivered to any Underwriter except as provided in Sections 7 and 9 hereof.

13.  In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

14.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate, Stifel, Nicolaus & Company, Incorporated, 787 7th Avenue, 11th Floor, New York, New York 10019, Attention: Syndicate Department or Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number 1-646-291-1469; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention:  Chief Financial Officer; provided, however, that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at their addresses above.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership Parties and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Partnership and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

26

16.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.  The Partnership Parties acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership Parties on other matters) or any other obligation to the Partnership Parties except the obligations expressly set forth in this Agreement and (iv) the Partnership Parties have consulted their own legal and financial advisors to the extent they deemed appropriate.  The Partnership Parties agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

18.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

19.  THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Partnership Parties agree that any suit or proceeding arising in respect of this agreement or the engagement of the Representatives will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the Partnership Parties agree to submit to the jurisdiction of, and to venue in, such courts.

20.  The Partnership has appointed Puglisi & Associates as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Partnership hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of them agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Partnership.

27

21.  The Partnership Parties and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.  Each of the Underwriters confirms and the Partnership Parties acknowledge and agree that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Partnership Parties by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

[Remainder of page intentionally left blank.]

28

If the foregoing is in accordance with the understanding of the Representatives, please sign and return to the Representatives one copy for each of the Partnership Parties and the Representatives plus one copy for each counsel counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Partnership Parties.  It is understood that the acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

GasLog Partners GP LLC

By: GasLog Ltd., as sole member

By:	/s/ Paul Wogan
	Name:	Paul Wogan
	Title:	Chief Executive Officer

GasLog Partners LP

By:	/s/ Andrew J. Orekar
	Name:	Andrew J. Orekar
	Title:	Chief Executive Officer

GasLog Partners Holdings LLC

By: GasLog Partners LP, as sole member

By:	/s/ Andrew J. Orekar
	Name:	Andrew J. Orekar
	Title:	Chief Executive Officer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:	/s/ Cowan Phan
Name: Cowan Phan
Title: Executive Director

UBS Securities LLC

By:	/s/ Christian Stewart
Name: Christian Stewart
Title: Managing Director

By:	/s/ Andrew Lee
Name: Andrew Lee
Title: Director

Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chris Weyers
Name: Chris Weyers
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

On behalf of each of the Underwriters

[Signature Page to the Underwriting Agreement]

Schedule I

Underwriter	Total Number of Offered Securities to be Purchased(1)	Number of Optional Securities to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC	1,400,000	210,000
UBS Securities LLC	1,400,000	210,000
Stifel, Nicolaus & Company, Incorporated	600,000	90,000
Citigroup Global Markets Inc.	300,000	45,000
Credit Suisse Securities (USA) LLC	300,000	45,000
Total	4,000,000	600,000

(1) Includes 212,000 Series B Preference Units sold by the Underwriters to Blenheim Holdings Ltd. and certain other directors and officers of the Partnership.

Schedule I-1

Schedule II

FREE WRITING PROSPECTUS
Filed pursuant to Rule 433
Registration Statement No. 333-220736
January 9, 2018

PRICING TERM SHEET

GasLog Partners LP

8.200% Series B Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units
(Liquidation Preference $25.00 per Unit)

Issuer:	GasLog Partners LP

Securities Offered:	8.200% Series B Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units representing limited partner interests in the Partnership (the “Series B Preference Units”).

Number of Units:	4,000,000 Series B Preference Units.

Number of Option Units:	600,000 Series B Preference Units.

Public Offering Price:	$25.00 per unit; $100,000,000 total (assuming no exercise of the underwriters’ option to purchase additional units).

Underwriting Discounts:

$0.7875 per unit for 3,788,000 Series B Preference Units; $0 per unit for 212,000 Series B Preference Units sold to Blenheim Holdings Ltd. and to certain other directors or officers; $2,983,050 total (assuming no exercise of the underwriters’ option to purchase additional units).

Maturity Date:	Perpetual (unless redeemed by the issuer on or after March 15, 2023).

Ratings:	The Series B Preference Units will not be rated.

Trade Date:	January 9, 2018

Settlement Date*:	January 17, 2018 (T+5)

Liquidation Preference:	$25.00 per Series B Preference Unit, plus accumulated and unpaid distributions.

Distribution Rate:

From and including the Settlement Date to, but excluding, March 15, 2023 (the “Fixed Rate Period”), the distribution rate for the Series B Preference Units will be 8.200% per annum per $25.00 of liquidation preference per share (equal to $2.05 per annum per share). From and including March 15, 2023 (the “Floating Rate Period”), the distribution rate will be a floating rate equal to three-month LIBOR plus a spread of 5.839% per annum per $25.00 of liquidation preference per share.

Distribution Payment Dates:

The “Distribution Payment Dates” for the Series B Preference Units will be the 15th day of March, June, September and December of each year, commencing on March 15, 2018. The initial distribution on the Series B Preference Units will be paid on March 15, 2018 in an amount equal to $0.33028 per unit. Distributions on the Series B Preference Units will accumulate at a rate of 8.200% per annum per $25.00 stated liquidation preference per Series B Preference Unit.

Schedule II-1

Optional Redemption:

The Partnership shall have the option to redeem the Series B Preference Units, in whole or in part, on or after March 15, 2023 at the liquidation preference of $25.00 per unit, plus accrued but unpaid distributions.

CUSIP/ISIN:	Y2687W124/MHY2687W1241

Joint Book-Running Managers:	Morgan Stanley & Co. LLC UBS Securities LLC Stifel, Nicolaus & Company, Incorporated Citigroup Global Markets Inc.

Co-Managers:	Credit Suisse Securities (USA) LLC

Listing:

The issuer intends to file an application to list the Series B Preference Units on the NYSE under the symbol “GLOP PR B.” If the application is approved, trading of the Series B Preference Units on the NYSE is expected to commence within 30 days after their original issue date.

*We expect that delivery of the Series B Preference Units will be made to investors on or about January 17, 2018, which will be the fifth business day following the date of this pricing term sheet (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series B Preference Units on the date of this pricing term sheet or the next two succeeding business days will be required, by virtue of the fact that the Series B Preference Units initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series B Preference Units who wish to trade the Series B Preference Units on the date of this pricing term sheet or the next two succeeding business days should consult their advisors.

ADDITIONAL INFORMATION:

All information (including financial information) presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the changes described herein.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the units and is not soliciting an offer to buy the units in any jurisdiction where the offer or sale is not permitted.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling or contacting Morgan Stanley & Co. LLC at Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, UBS Securities LLC at 1-888-827-7275, Stifel, Nicolaus & Company, Incorporated at 1-855-300-7136 or Citigroup Global Markets Inc. at 1-800-831-9146.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED, SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule II-2

Schedule III

Final Term Sheet of GasLog Partners LP dated January 9, 2018 and attached to the Agreement as Schedule II.

Schedule III-1

Schedule IV

Owned Vessels

Vessel	Flag	Owning Entity	IMO Number
GasLog Shanghai	Bermuda	GAS-three Ltd.	9600528
GasLog Santiago	Bermuda	GAS-four Ltd.	9600530
GasLog Sydney	Bermuda	GAS-five Ltd.	9626273
GasLog Seattle	Bermuda	GAS-seven Ltd.	9634086
Solaris	Bermuda	GAS-eight Ltd.	9634098
GasLog Greece	Bermuda	GAS-eleven Ltd.	9687019
GasLog Geneva	Bermuda	GAS-thirteen Ltd.	9707508
Methane Rita Andrea	Bermuda	GAS-sixteen Ltd.	9307188
Methane Jane Elizabeth	Bermuda	GAS-seventeen Ltd.	9307190
Methane Alison Victoria	Bermuda	GAS-nineteen Ltd.	9321768
Methane Shirley Elisabeth	Bermuda	GAS-twenty Ltd.	9321756
Methane Heather Sally	Bermuda	GAS-twenty one Ltd.	9321744

Schedule IV-1

Schedule V

Form of Lock-Up Agreement

Schedule V-1

GasLog Partners LP

Lock-Up Agreement

   , 2018

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:                             GasLog Partners LP – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, UBS Securities LLC, Stifel, Nicolaus & Company, Incorporated and Citigroup Global Markets Inc. as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”) with GasLog Partners GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), GasLog Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), and GasLog Partners Holdings LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “Operating Company” and together with the General Partner and the Partnership, the “Partnership Parties”), providing for a public offering of the Partnership’s Series B Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units representing limited partnership interests in the Partnership (the “Series B Preference Units”) pursuant to a Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Series B Preference Units, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Series B Preference Units of the Partnership, or any options or warrants to purchase any Series B Preference Units of the Partnership, or any securities convertible into, exchangeable for or that

Schedule V-2

represent the right to receive Series B Preference Units of the Partnership, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Units”).  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Units even if such Series B Preference Units would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Units or with respect to any security that includes, relates to, or derives any significant part of its value from such Series B Preference Units.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 30 days after the public offering date set forth on the final prospectus used to sell the Series B Preference Units (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Units (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of the Representatives, (iv) to any of its Affiliates (as such term is defined in the Rule 405 under the U.S. Securities Act of 1933, as amended) or as distributions to members, general partners and limited partners or shareholders of the undersigned who, in any case under this clause (iv), agree to be bound by the terms of this Lock-Up Agreement, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made, or (v) in the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Series B Preference Units, provided that such plan does not provide for the transfer of Series B Preference Units during the Lock-Up Period.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Undersigned’s Units to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Series B Preference Units subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Series B Preference Units except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned now has, and, except as contemplated by clauses (i) through (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Units, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Undersigned’s Units except in compliance with the foregoing restrictions.

Schedule V-3

The undersigned understands that the Partnership Parties and the Representatives are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

*   *   *

Schedule V-4

If (i) the Partnership notifies you in writing that it does not intend to proceed with the public offering, (ii) the Registration Statement filed with the SEC with respect to the public offering of the Series B Preference Units is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the First Time of Delivery (as defined in the Underwriting Agreement), the provisions of this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Very truly yours,

[Exact Name of Unitholder]

Authorized Signature

Title

Schedule V-5

Schedule VI

List of Individuals and Entities Subject to Lock Up Agreement

GasLog Ltd.

Curtis V. Anastasio
Robert B. Allardice III
Daniel Bradshaw
Alastair Maxwell
Pamela Gibson
Peter G. Livanos
Andrew J. Orekar
Anthony Papadimitriou
Richard Sadler

Schedule VI-1

Schedule VII

Covered Agreements

None.

Schedule VII-1

Schedule VIII

Operative Agreements

(1)                                 This Agreement

Schedule VIII-1

Schedule IX

Specified Agreements

(1)                                 Facility Agreement for up to $450,000,000 Loan Facility dated November 12, 2014 among GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-sixteen Ltd. and GAS-seventeen Ltd. as borrowers, Citibank, N.A., London Branch, Nordea Bank Finland Plc, London Branch, DVB Bank America N.V., ABN AMRO Bank N.V., Skandinaviska Enskilda Banken AB (Publ) and BNP Paribas, as mandated lead arrangers, the financial institutions listed in Schedule 1 thereto as lenders, Citibank, N.A., London Branch as bookrunner and security agent, and Citibank International Limited as agent and security trustee

(2)                                 Corporate Guarantee in relation to GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., dated November 12, 2014 between (1) GasLog Partners Holdings LLC as Guarantor and (2) Citibank, N.A. London Branch as Mortgagee

(3)                                 Facilities Agreement (“October 2015 Facility”) for $1,311,356,340 Loan Facilities dated October 16, 2015 (as supplemented by supplemental deeds dated April 12, 2017, May 2, 2017 and July 3, 2017) between GAS-eleven Ltd., GAS-twelve Ltd., GAS-thirteen Ltd., Gas-fourteen Ltd., GAS-twenty two Ltd., GAS-twenty three Ltd., GAS-twenty four Ltd., GAS-twenty five Ltd., as borrowers, Citibank, N.A., London Branch, Nordea Bank AB, London Branch, The Export-Import Bank of Korea, Bank of America, National Association, BNP Paribas, Credit Agricole Corporate and Investment Bank, Credit Suisse AG, HSBC Bank plc, ING Bank N.V., London Branch, KEB Hana Bank, London Branch, KfW IPEX-Bank GmbH, National Australia Bank Limited, Oversea-Chinese Banking Corporation Limited, Societe Generale and The Korea Development Bank as mandated lead arrangers with Nordea Bank AB, London Branch as agent, security agent, global coordinator and bookrunner and Citibank N.A., London Branch as export credit agent, global co-ordinator, bookrunner and export credit agent co-ordinator, guaranteed by GasLog Ltd. and GasLog Carriers Ltd

(4)                                 Corporate Guarantee dated May 2, 2017 of GasLog Partners Holdings LLC, Guarantor, in favor of Nordea Bank AB, London Branch in connection with the October 2015 Facility (as supplemented by a supplemental deed dated July 3, 2017)

(5)                                 Corporate Guarantee dated May 2, 2017 of GasLog Partners LP, Guarantor, in favor of Nordea Bank AB, London Branch in connection with the October 2015 Facility (as supplemented by a supplemental deed dated July 3, 2017)

(6)                                 Senior Facility Agreement (the “Senior Facility Agreement”) for $396,500,000 dated February 18, 2016 among GAS-eighteen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd., GAS-twenty one Ltd. and GAS-twenty seven Ltd., as borrowers, ABN AMRO Bank N.V., DNB (UK) Ltd. and DVB Bank America N.V., as mandated lead arrangers, the financial institutions listed in Schedule 1 thereto as lenders, ABN AMRO Bank N.V. and

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DNB (UK) Ltd., as bookrunners, and DNB Bank ASA, London Branch, as agent and security agent

(7)                                 Corporate Guarantee dated February 18, 2016 of GasLog Partners LP, Mortgagee, in favor of DNB Bank ASA, London Branch in connection with the Senior Facility Agreement

(8)                                 Corporate Guarantee dated February 18, 2016 of GasLog Partners Holdings LLC, Mortgagee, in favor of DNB Bank ASA, London Branch in connection with the Senior Facility Agreement

(9)                                 Junior Facility Agreement (the “Junior Facility Agreement”) for $180,000,000 dated February 18, 2016 among GAS-eighteen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd., GAS-twenty one Ltd. and GAS-twenty seven Ltd., as borrowers, ABN AMRO Bank N.V., DNB (UK) Ltd. and DVB Bank America N.V., as mandated lead arrangers, the financial institutions listed in Schedule 1 thereto as lenders, ABN AMRO Bank N.V. and DNB (UK) Ltd., as bookrunners, and DNB Bank ASA, London Branch, as agent and security agent

(10)                          Corporate Guarantee dated February 18, 2016 of GasLog Partners LP, Mortgagee, in favor of DNB Bank ASA, London Branch in connection with the Junior Facility Agreement

(11)                          Corporate Guarantee dated February 18, 2016 of GasLog Partners Holdings LLC, Mortgagee, in favor of DNB Bank ASA, London Branch in connection with the Junior Facility Agreement

(12)                          Intercreditor Agreement dated February 18, 2016 among GAS-eighteen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd., GAS-twenty one Ltd., GAS-twenty seven Ltd., as owners, DNB Bank ASA, London Branch, as agent and trustee for the Senior Finance Parties and Junior Finance Parties thereto, the Senior Lenders described in Schedule 1 thereto as lenders under the Senior Facility Agreement and the Junior Lenders described in Schedule 1 thereto as lenders under the Junior Facility Agreement

(13)                          Facility Agreement (the “Parent Facility Agreement”) for $1,050,000,000 dated July 19, 2016 (as supplemented by supplemental deeds dated November 1, 2016, May 25, 2017 and October 18, 2017) among GAS-one Ltd., GAS-two Ltd., GAS-six Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-nine Ltd., GAS-ten Ltd., GAS-fifteen Ltd., GasLog Ltd. and GasLog Carriers Ltd., as borrowers, Citigroup Global Markets Limited, Credit Suisse AG, Nordea Bank AB, London Branch, Skandinaviska Enskilda Banken AB (publ), HSBC Bank plc, ING Bank N.V., London Branch, Danmarks Skibskredit A/S and The Korea Development Bank, as mandated lead arrangers, DVB Bank America N.V., as arranger, with Nordea Bank AB, London Branch, as agent, Nordea Bank AB, London Branch, as security agent, Citigroup Global Markets Limited, Credit Suisse AG, Nordea Bank AB, London Branch, Skandinaviska Enskilda Banken AB (publ), HSBC Bank plc and ING Bank N.V., London Branch, as bookrunners, Citigroup Global Markets Limited, as global co-ordinator, guaranteed by GasLog Ltd. and GasLog Carriers Ltd.

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(14)                          Corporate Guarantee dated November 1, 2016 of GasLog Partners Holdings LLC, Guarantor, in favor of Nordea Bank AB, London Branch in connection with the Parent Facility Agreement (as supplemented by supplemental deeds dated May 25, 2017 and October 18, 2017)

(15)                          Corporate Guarantee dated November 1, 2016 of GasLog Partners LP, Guarantor, in favor of Nordea Bank AB, London Branch in connection with the Parent Facility Agreement (as supplemented by supplemental deeds dated May 25, 2017 and October 18, 2017)

(16)                          Loan Agreement with GasLog Ltd. dated April 3, 2017, relating to a $75,000,000 unsecured term loan and revolving loan facility, between GasLog Partners LP as borrower and GasLog Ltd. as lender

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Annex I

U.S. COUNSEL OPINION

1.                                      Assuming that the Underwriting Agreement has been duly authorized by each of the Partnership Parties under the laws of its respective jurisdiction of formation, the Underwriting Agreement has been duly executed and delivered by the Partnership Parties, to the extent such execution and delivery are governed by the laws of the State of New York.

2.                                      The Registration Statement became effective under the Act on October 10, 2017 (the “Effective Date”), and thereupon the offering of the Units as contemplated by the Prospectus became registered under the Act; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and to such counsel’s knowledge, no Issuer Free Writing Prospectus pursuant to Rule 433 was required to be filed pursuant to Rule 433(d).

3.                                      Assuming that the Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties, the Underwriting Agreement constitutes a legal, valid and binding obligation of the Partnership Parties.

4.                                      To such counsel’s knowledge, there is no pending or threatened action, suit, proceeding or investigation before or by any United States Federal or New York State court or governmental agency or authority against any of the Partnership Parties of a character required to be disclosed in the Registration Statement, Pricing Prospectus or Final Prospectus which is not adequately disclosed as required.

5.                                      The statements made in the Registration Statement, Pricing Prospectus and Final Prospectus under “Description of the Series B Preference Units”, and “Summary of Our Partnership Agreement”, insofar as such statements purport to summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, fairly summarize the matters described therein; provided, however, that we express no opinion with respect to any laws other than the laws of the State of New York and, to the extent specifically identified herein, the federal laws of the United States of America.

6.                                      The Opinion of Cravath, Swaine & Moore LLP filed as Exhibit 8.1 to the Final Prospectus is confirmed and the Underwriters may rely upon such opinion.

7.                                      To such counsel’s knowledge, there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement, Pricing Prospectus or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required.

8.                                      No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by the Partnership for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Act, (ii) those that may be required under the Act in connection with the use of a “free writing prospectus”

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and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters.

9.                                      To such counsel’s knowledge, other than as have been validly waived and as described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement by the Partnership under the Act.

10.                               Based solely on the certificate dated the date hereof, from an officer of the Partnership, after giving effect to the offering and sale of the Units, the Partnership will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

11.                               None of the Partnership Entities should be a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended.

12.                               The Series B Preference Units have been duly registered as a class pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

13.                               Based on the countersigned New York Stock Exchange Listing Application dated January    , 2018, the Units have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

14.                               Assuming the validity of such action under the laws of The Marshall Islands and Bermuda relating to submission to jurisdiction, pursuant to Sections 18 and 19 of the Underwriting Agreement (a) the Partnership Parties validly and irrevocably submitted to the personal jurisdiction of the courts of the State of New York, and (b) the Partnership appointed Puglisi & Associates as its agent for service of process.

15.                               The Partnership is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

16.                               None of the execution, delivery and performance on the date hereof of the terms of the Underwriting Agreement nor the consummation on the date hereof by the Partnership Parties of the transactions set forth therein will result in any violation of United States Federal or New York State law, rule or regulation or any ruling, judgment, order or decree of any court, agency or official having jurisdiction over the Partnership or any of its subsidiaries or any of the properties or assets of the Partnership or any of its subsidiaries.

In addition to the matters set forth above, such counsel shall also state (i) on the basis of information gained in the course of the performance of the services rendered, that, the Registration Statement, at the time it initially became effective, and the Final Prospectus, as of the Closing Date, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements, other information of an accounting or financial nature and (ii) that their work in connection with this matter did not disclose any information that gave them reason to believe that (a) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Final Prospectus, as of its date or at the Closing Date included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Pricing Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not

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misleading, except that, in each case, such counsel does not express any view as to the financial statements, other information of an accounting or financial nature.

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Annex II

MATTERS TO BE COVERED BY MARSHALL ISLANDS COUNSEL OPINION

(1)                                 The Partnership is a limited partnership validly subsisting in good standing under Marshall Islands law and has all requisite limited partnership power and authority to own or lease and to operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(2)                                 The General Partner is a limited liability company validly subsisting in good standing under Marshall Islands law and has all requisite limited liability company power and authority to own or lease and to operate its properties and to conduct its business in all material respects and act as the general partner of the Partnership as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(3)                                 The Operating Company is a limited liability company validly subsisting in good standing under Marshall Islands law and has all requisite limited liability company power and authority to own or lease and to operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(4)                                 GasLog owns of record 100% of the limited liability company interests in the General Partner.  Such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and, to our knowledge, are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the General Partner LLC Agreement); and to our knowledge, GasLog owns such limited liability company interest free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).

(5)                                 The General Partner owns of record the General Partner Interest and is the sole general partner of the Partnership. Such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement and, to our knowledge, is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act and except as may otherwise be provided in the Partnership Agreement); and to our knowledge, the General Partner owns such General Partner Interest free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).

(6)                                 The Partnership owns of record 100% of the limited liability company interests in the Operating Company.  Such limited liability company interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and, to our knowledge, are fully paid (to the extent required under the

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Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the Operating Company LLC Agreement); and to our knowledge, the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).

(7)                                 To our knowledge, the Operating Company owns of record all of the outstanding shares of capital stock of each of the Bermuda subsidiaries listed on Exhibit A to this opinion free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).

(8)                                 To our knowledge, except as described in or incorporated by reference into the Underwriting Agreement, Pricing Prospectus or the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any other restriction upon transfer of, any limited partner interests in the Partnership.

(9)                                 Each of the MI Entities has all requisite limited partnership or limited liability company power and authority, as applicable, to execute and deliver the Underwriting Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(10)                          The execution and delivery of the Underwriting Agreement by the MI Entities has been duly authorized by all necessary limited partnership or limited liability company action, as applicable, of the relevant MI Entities.

(11)                          The Underwriting Agreement has been validly executed and delivered by each of the MI Entities and the Underwriting Agreement is a valid and legally binding agreement of each of the MI Entities enforceable against each of the MI Entities in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

(12)                          The execution, delivery and performance of the Underwriting Agreement by each of the MI Entities and the performance by each of the MI Entities of their respective obligations thereunder and the consummation of the transactions contemplated thereby, do not and will not (i) conflict with or constitute a violation of the organizational documents of the relevant MI Entity; (ii) violate any statute or law of general application of Republic of The Marshall Islands to which the relevant MI Entity is subject; or (iii) to our knowledge, violate any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of The Marshall Islands directed to an MI Entity in a proceeding before such court,

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regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of The Marshall Islands to which such MI Entity is a party.

(13)                          No permit, consent, approval, authorization, order, registration, filing or qualification of or with any governmental agency or body of the Republic of The Marshall Islands having jurisdiction over the MI Entities or any of their respective properties is required in connection with the execution and delivery by each of the MI Entities of the Underwriting Agreement, the consummation of the transactions contemplated thereby or the performance by the MI Entities of their respective obligations thereunder.

(14)                          No permits, licenses, franchises, concessions, certificates and authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands are required for each of the MI Entities to own or lease and to operate its properties and to conduct its business in the manner described in the Prospectus, other than such permits, consents, licenses, franchises, concessions, certificates and authorizations, declarations or filings with any Marshall Islands governmental authority currently held or filed by such MI Entity and which must be filed by such MI Entity annually in the future.

(15)                          When the Units are issued against payment therefor in accordance with the terms and conditions of the Underwriting Agreement, the Partnership Agreement and the Prospectus, the Units will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act).

(16)                          The Incentive Distribution Rights are duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act); and to our knowledge, GasLog owns such Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Pricing Prospectus or the Prospectus).

(17)                          To our knowledge, there is no pending or threatened action, suit, proceeding or investigation before or by any Marshall Islands court, governmental agency or authority against any of the MI Entities of a character required to be disclosed in the Registration Statement, Pricing Prospectus or Prospectus which is not adequately disclosed as required.

(18)                          The statements in the Registration Statement and Prospectus under the captions “Non-United States Tax Considerations—Marshall Islands Tax Consequences”, and “Service of Process and Enforcement of Civil Liabilities,” insofar as they constitute summaries of Marshall Islands law or legal conclusions of Marshall Islands law, accurately describe in all material respects the portions of the statutes

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and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

(19)                          So long as none of the Units are owned directly or indirectly by the Republic of The Marshall Islands or any other sovereign state, the MI Entities are not entitled to any immunity under the laws of the Republic of The Marshall Islands, whether characterized as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties in relation to the Underwriting Agreement.

(20)                          The choice of New York law to govern the Underwriting Agreement would be regarded by the courts of the Marshall Islands as a matter of civil contract to be enforced in the same manner as other contracts.

(21)                          The submission of each of the MI Entities to the exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York in the Underwriting Agreement is valid and binding under the laws of the Republic of the Marshall Islands.  We would inform you, however, that the validity and enforceability of such submission to jurisdiction provision set forth in the Underwriting Agreement is not dependent on the law of the Republic of the Marshall Islands and such provision may not be enforceable under the laws of any particular jurisdiction.

(22)                          A final non-appealable judgment against any of the MI Entities entered by a court in any United States or foreign jurisdiction in any suit, action or proceeding would be enforceable against the relevant MI Entity in the courts of the Republic of the Marshall Islands without a retrial of the merits of the matter except where:

(a)           it has not been pronounced by a court of competent jurisdiction;

(b)           it has not been given on the merits of the case;

(c)                                  it appears on the face of the proceeding to be founded on an incorrect view of international law or a refusal to recognize the laws of the Republic of the Marshall Islands in cases in which such laws are applicable;

(d)                                 the proceedings in which the judgment was obtained are opposed to natural justice;

(e)                                  it has been obtained by fraud;

(f)                                   it sustains a claim founded on a breach of any law in force in the Republic of the Marshall Islands; or

(g)                                  it has been obtained by default where the relevant MI Entity was not represented.

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Annex III

MATTERS TO BE COVERED BY BERMUDA COUNSEL OPINION

1.                          Each of the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. is duly incorporated and validly existing as an exempted company with limited liability under the laws of Bermuda in good standing (meaning solely that the relevant company has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). Each of the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. possesses the capacity to sue and be sued in its own name under the laws of Bermuda.

2.                          Each of the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. has the necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

3.                          The Company has the necessary corporate power and authority to perform its obligations under the Documents. The execution and delivery of the Documents and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company, nor any applicable law, regulation, order or decree in Bermuda.

4.                          The Company has taken all corporate action required to authorize the execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Company and constitute the valid, binding and enforceable obligations of the Company in accordance with the terms thereof.

5.                          No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required to be obtained by the Company or the Underwriters to authorise or in connection with the execution, delivery, performance and enforcement of the Documents including the consummation by the Company of the transactions contemplated by the Documents, except such as have been duly obtained in accordance with Bermuda law and which are in full force and effect.

6.                          No permit, licences, franchises, concessions, certificates and authorisations of, or declarations or filings with, any governmental or regulatory authorities of Bermuda are required for the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd.,  GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. or GAS-twenty one Ltd. to own or lease and to operate its properties and to conduct its business in the manner described in the Prospectus, other than such permits, consents, licences, franchises, concessions, certificates and authorisations, declarations or filings with any Bermuda governmental authority held or filed by the Bermuda entities.

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7.                          Each of the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. is not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings relating to the Documents or the transactions contemplated thereby in respect of themselves or their respective properties.

8.                          The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission by the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection related to inconvenient forum and the appointment by the Company of an agent for service of process, in each case pursuant to the Documents, is valid and binding upon the Company.

9.                          It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents create a charge over assets of a Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Bermuda Companies Act.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $630 will be payable in respect of the registration. While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents are governed by the Foreign Laws, the question of whether it creates such an interest in property would be determined under the Foreign Laws.

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MATTERS TO BE COVERED BY ENGLISH COUNSEL OPINION

1.                          Based upon and subject to the reservations, qualifications and observations set out in our Opinion and to matters not disclosed to us, we are of the opinion that the entering into and performance of the Issue Document by the Company will not breach any of the express undertakings or covenants of the Obligors under the Credit Documents to which they are party which as a consequence will lead to the occurrence of an Event of Default (as defined therein), but excluding therefrom all financial covenants or similar undertakings on which we do not opine.

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